Exhibit 21.1

LIST OF SUBSIDIARIES OF THE COMPANY

Entity Name	State of Organization
HEARST-ARGYLE STATIONS, INC.	NEVADA
WAPT HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
KHBS HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
KMBC HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WBAL HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WCVB HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WISN HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WTAE HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC.	NEVADA
JACKSON HEARST-ARGYLE TELEVISION, INC.	DELAWARE
ARKANSAS HEARST-ARGYLE TELEVISION, INC.	DELAWARE
HEARST-ARGYLE SPORTS, INC.	DELAWARE
HEARST-ARGYLE PROPERTIES, INC.	DELAWARE
HATV INVESTMENTS, INC.	DELAWARE
DES MOINES HEARST-ARGYLE TELEVISION, INC.	DELAWARE
ORLANDO HEARST-ARGYLE TELEVISION, INC.	DELAWARE
NEW ORLEANS HEARST-ARGYLE TELEVISION, INC.	DELAWARE
WYFF HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WXII HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
KOAT HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WLKY HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
KETV HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
WGAL HEARST-ARGYLE TELEVISION, INC.	CALIFORNIA
HEARST-ARGYLE CAPITAL TRUST	DELAWARE